EXHIBIT 5

                                                   July 20, 1995
Players International, Inc.
3900 Paradise Road
Suite F
Las Vegas, Nevada  89109

                  Re: Players International, Inc. -- Registration Statement Form S-4 under the Securities Act of 1933 (Registration No. 33-60085)

Gentlemen:

     As counsel for Players International, Inc., a Nevada corporation (the "Company"), we are furnishing this opinion in connection with the above-captioned registration statement (the "Registration Statement") relating to the offering by way of exchange offer of up to $150,000,000 aggregate principal amount of 107/8% Senior Notes due 2005, Series B (the "New Notes") to be issued by the Company and guaranteed under joint and several guarantees (the "New Guarantees") by Players Lake Charles, Inc., Players Riverboat Management, Inc., Players Riverboat, Inc., Players Riverboat, LLC, Showboat Star Partnership, Players Nevada, Inc., Players Mesquite Golf Club, Inc., Players Mesquite Land, Inc., Players Indiana, Inc., Players Michigan City, Inc., Players Michigan City Management, Inc., Players Bluegrass Downs, Inc., River Bottom, Inc., Players Maryland Heights, Inc. and Southern Illinois Riverboat/Casino Cruises, Inc. (collectively, the "Guarantors"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Statement.


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Players International, Inc.
July 20, 1995
Page 2



     The New Notes will be issued pursuant to an indenture dated as of April 10, 1995 (the "Original Indenture"), among the Company, the Guarantors and First Fidelity Bank, National Association, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of April 25, 1995 and a Second Supplemental Indenture to be dated as of the Expiration Date (the Original Indenture, as so supplemented, being herein called the "Indenture"). The New Notes are being offered in exchange for $150,000,000 aggregate principal amount of substantially identical 107/8% Senior Notes due 2005 of the Company that were issued pursuant to the Original Indenture and guaranteed by the Guarantors (the "Old Notes"). For purposes of this opinion, we have examined such Registration Statement and made such further examination of fact and law as we have deemed appropriate.

     In our opinion, when the New Notes and the New Guarantees have been duly executed by the Company and the Guarantors, respectively, in accordance with the terms of the Indenture, the New Notes have been authenticated by the Trustee under the terms of the Indenture and the New Notes and the New Guarantees have been delivered by the Company and the Guarantors in exchange for the Old Notes as specified in the Indenture: (i) the New Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles of general application; and (ii) the New Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles of general application.

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Players International, Inc.
July 20, 1995
Page 3


     The foregoing opinion is limited to the laws of the State of New York. For purposes of this opinion we have assumed that the Company and each of the Guarantors is a validly existing corporation or partnership and that the New Notes and the New Guarantees have been duly authorized by the Company and each of the Guarantors pursuant to adequate corporate and partnership power.

     We hereby consent to the filing of a copy of this opinion as an exhibit to such Registration Statement and to the references to this Firm in the Prospectus. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           Very truly yours,


                                           Morgan, Lewis & Bockius